EXHIBIT 10.2


                                                            IXIS Financial
                                                            Products Inc.
                                                            9 West 57th Street,
                                                            36th Floor, New
                                                            York, New York 10019
                                                            June 29, 2006
Memorandum


To Wells Fargo Bank, N.A. as securities administrator on behalf of the Supplemental Interest Trust with respect to Wells Fargo Home Equity Asset-Backed Certificates, Series 2006-2 (such trust, the "Supplemental Interest Trust") created under the Pooling and Servicing Agreement (as defined below)

Address            Wells Fargo Bank, N.A.
                   9062 Old Annapolis Road
                   Columbia, Maryland 21045

Attention          Client Manager - Wells Fargo Home Equity Asset-Backed
                   Certificates, Series 2006-2
                   Telephone: 410-884-2000
                   Facsimile:  410-715-2380

CC:                Lehman Brothers Inc.

Address            745 Seventh Avenue, 7th Floor, New York, New York  10019

Attention          Residential Mortgage Finance - WFHET 2006-2
                   Telephone: 212-526-7000
                   Facsimile: 646-885-9356

From:              IXIS Financial Products Inc.

Address            9 West 57th Street, 36th Floor, New York, New York

Attention          Swaps Administration
                   Telephone: (212) 891-6152
                   Facsimile: 212-891-0660

Reference Number   307156CF


Dear Sir/Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the transaction entered into between Wells Fargo Bank, N.A. as securities administrator (the "Securities Administrator") under the Pooling and Servicing Agreement (as defined below) on behalf of the Supplemental Interest Trust and IXIS Financial Products Inc. on the Trade Date specified below (the "Transaction"). This letter agreement (the "Agreement") constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified in paragraph 1 below. In this Confirmation, "Party A" means IXIS Financial Products Inc. and "Party B" means Wells Fargo Bank, N.A. as Securities Administrator on behalf of the Supplemental Interest Trust (together, the "parties").

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. (the "Definitions"), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

Other capitalized terms used herein (but not otherwise defined) shall have the meaning specified in that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 29, 2006, among Wells Fargo Asset Securities Corporation, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as Servicer and Securities Administrator and HSBC Bank USA, National Association, as trustee.

1 This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree that for the purposes of this Transaction, this Confirmation will supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as if the parties had executed an agreement in such form (but without any Schedule except for the elections noted below) on the Trade Date of the Transaction (such agreement, the "Form Master Agreement"). In the event of any inconsistency between the provisions of the Form Master Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

       Each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

       (a)               Non-Reliance

              Each party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

       (b)               Evaluation and Understanding

              It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

       (c)               Status of Parties

              The other party is not acting as an agent, fiduciary or advisor for it in respect of this Transaction.

2 The terms of the particular Transaction to which this Confirmation relates are as follows:



Notional Amount:               With respect to any Calculation Period, the
                               amount set forth on Schedule A attached hereto.

Trade Date:                    June 22, 2006

Effective Date:                July 25, 2006

Termination Date:              June 25, 2011

Fixed Amounts:

Fixed Rate Payer:              Party B

Fixed Rate Payer Period End    The 25th day of each month of each year
Dates:                         commencing August 25, 2006, through and
                               including the Termination Date, subject to adjustment in accordance with the Business Day
                               Convention.

Fixed Rate Payer Payment       Early Payment shall be applicable. The
Dates:                         Fixed Rate Payer Payment Dates shall be one
                               (1) Business Day prior to each Fixed Rate Payer
                               Period End Date, subject to adjustment in accordance with the Business Day Convention.

Fixed Rate:                    With respect to any Calculation Period, the per
                               annum rate set forth on Schedule A attached hereto.

Fixed Rate Day Count           Actual/360
Fraction:

Upfront Fee:                   Lehman Brothers Holdings will pay Party A
                               USD [____] on June 29, 2006.

Floating Amounts:

Floating Rate Payer:           Party A

Floating Rate Payer Period     The 25th day of each month of each year,
End Dates:                     commencing on August 25, 2006, through and
                               including the Termination Date, subject to adjustment in accordance with the Business Day
                               Convention.

Floating Rate Payer Payment    Each Fixed Rate Payer Payment Date.
Dates:

Floating Rate for Initial      To be determined.
Calculation Period:

Floating Rate Option:          USD-LIBOR-BBA.

Floating Amount:               To be determined in accordance with the following
                               formula: Floating Rate Option * Notional Amount *
                               Floating Rate Day Count Fraction.

Designated Maturity:           1 Month

Spread:                        None

Floating Rate Day Count        Actual/360
Fraction:

Reset Dates:                   The first day of each Calculation Period.

Business Days for Payments:    New York

Business Day Convention:       Modified Following

Calculation Agent:             Party A; provided, however, that if an Event of
                               Default occurs with respect to Party A, then
                               Party B shall be entitled to appoint a financial institution which would qualify as a Reference
                               Market-Maker to act as Calculation Agent (such financial institution subject to Party A's consent).

3      Form Master Agreement

       (a) "Specified Entity" means, in relation to Party A, for the purpose of Section 5(a)(v), Section 5(a)(vi) and Section 5(b)(iv): Not Applicable.

       (b) "Specified Entity" means, in relation to Party A, for the purpose of Section 5(a)(vii), IXIS Corporate & Investment Bank ("IXIS CIB") and Caisse des Depots et Consignations ("Caisse").

       (c) "Specified Entity" means, in relation to Party B, for the purpose of Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and
              Section 5(b)(iv): Not Applicable.

       (d) "Specified Transaction" is not applicable to Party A or Party B for any purpose, and accordingly, Section 5(a)(v) shall not apply to Party A or Party B.

       (e) The "Cross Default" provisions of Section 5(a)(vi) will not apply to Party A or Party B.

       (f) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Form Master Agreement will not apply to Party A or to Party B.

       (g) The "Breach of Agreement" provisions of Section 5(a)(ii) of the Form Master Agreement will not apply to Party A or to Party B.

       (h) The "Credit Support Default" provisions of Section 5(a)(iii) of the Form Master Agreement will not apply to Party B.

       (i) The "Misrepresentation" provisions of Section 5(a)(iv) of the Form Master Agreement will not apply to Party A or to Party B.

       (j) The "Default Under Specified Transaction" Provisions of Section 5(a)(v) of the Form Master Agreement will not apply to Party A or to Party B.

       (k) The provisions of Section 5(a)(vii)(2) of the Form Master Agreement will not apply to Party B.

       (l) The "Automatic Early Termination" provision of Section 6(a) of the Form Master Agreement will not apply to Party A or to Party B.

       (m) The Form Master Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

       (n)    The phrase "Termination Currency" means United States Dollars.

       (o) For the purpose of Section 6(e) of the Form Master Agreement, Market Quotation and Second Method will apply.

4      Tax Representations

       Payer Representations For the purpose of Section 3(e) of the Form Master Agreement, each of Party A and Party B will make the following representation:

       It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Form Master Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Form Master Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Form Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Form Master Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Form Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
       Section 4(a)(iii) of the Form Master Agreement by reason of material prejudice to its legal or commercial position.

       Payee Representations For the purpose of Section 3(f) of the Form Master Agreement, Party A and Party B make the following representations:

       (i) Party A represents that IXIS Financial Products Inc. is a corporation duly organized and existing under the laws of the state of Delaware.

       (ii) Party B represents that it is a national banking association organized under the laws of the United States of America and that it is Securities Administrator under the Pooling and Servicing Agreement acting on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement.

5      Recording of Conversations

       Each party to this Transaction acknowledges and agrees to the tape (and/or other electronic) recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents.

6      Credit Support Document

       In relation to Party A: (i) with respect to Transactions entered into with a Trade Date on or before January 23, 2007 and a final stated termination date on or before January 23, 2017, the guarantee of the obligations of IXIS Financial Products Inc. by IXIS Corporate & Investment Bank (as successor-in-interest to CDC Finance-CDC IXIS) dated as of October 23, 2003 with recourse, according to the terms thereof, to Caisse des Depots et Consignations, and (ii) with respect to Transactions entered into with a Trade Date either (x) on or before January 23, 2007 and a final stated termination date after January 23, 2017 or (y) after January 23, 2007 regardless of the final stated termination date, the guarantee of the obligations of IXIS Financial Products Inc. by IXIS Corporate & Investment Bank dated as of November 1, 2004 without recourse to Caisse des Depots et Consignations.

       In relation to Party B:        Not Applicable.

7      Credit Support Provider

       In relation to Party A: IXIS CIB and Caisse.

       In relation to Party B:        Not Applicable.

8      Account Details

       Account for payments to Party A:

            For the account of IXIS Financial Products Inc.:

            CITIBANK N.A.
            ABA 021-000-089
            Account No. 36216161
            A/C IXISFP

       Account for payments to Party B:

            Wells Fargo Bank, N.A.

            ABA #:            121000248
            Account Name:     SAS Clearing
            ACCT #:           3970771416
            FCC to:           50927701, Reference WFHET 2006-2 Supplemental
            Interest Trust               Account

9      Offices

       The Office of Party A for this Transaction is:

            New York, NY

       The Office of Party B for this Transaction is:

            Columbia, MD

10     Additional Provisions

            Not Applicable

11     Compliance with Regulation AB

       (a) Party A acknowledges that for so long as there are reporting obligations with respect to this Transaction under Regulation AB, the Depositor, acting on behalf of the Issuing Entity, is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended ("Regulation AB"), to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

       (b) If the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to nine (9) percent or more but less than 19%, then the Depositor may request on a Business Day after the date of such determination from Party A the same information set forth in Item 1115(b)(1) of Regulation AB that would have been required if the significance percentage had in fact increased to ten (10) percent, along with any necessary auditors' consent (such request, a "10% Swap Disclosure Request" and such requested information, subject to the last sentence of this paragraph, is the "10% Swap Financial Disclosure"). Party B or the Depositor shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor's determination that led to the 10% Swap Disclosure Request. The parties hereto further agree that the 10% Swap Financial Disclosure provided to meet the 10% Swap Disclosure Request may be, solely at Party A's option, either the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB.

       (c) Upon the occurrence of a 10% Swap Disclosure Request, Party A, at its own expense, shall (i) provide the Depositor with the 10% Swap Financial Disclosure, (ii) subject to Rating Agency Confirmation, secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to (A) provide the 10% Swap Financial Disclosure and (B) provide an indemnity to the Depositor, reasonably satisfactory to the Depositor, in relation to the 10% Swap Financial Disclosure, (iii) subject to Rating Agency Confirmation, obtain a guaranty of Party A's obligations under this Agreement from an affiliate of Party A that is able to provide the 10% Swap Financial Disclosure, such that disclosure provided in respect of the affiliate will, in the judgment of counsel to the Depositor, satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide 10% Swap Financial Disclosure or
              (iv) promptly post collateral satisfactory to the Depositor in an amount which is determined by the Depositor to be sufficient to reduce the aggregate "significance percentage" to below 10% pursuant to a Credit Support Annex or similar agreement reasonably satisfactory to the Depositor. Any such 10% Swap Financial Disclosure provided pursuant to this paragraph (c) shall be in a form suitable for conversion to the format required for filing by the Depositor with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System (EDGAR). If permitted by Regulation AB, any required 10% Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Securities Exchange Act.

       (d) If the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to nineteen (19) percent or more, then the Depositor may request on a Business Day after the date of such determination from Party A the same information set forth in Item 1115(b)(2) of Regulation AB that would have been required if the significance percentage had in fact increased to twenty (20) percent, along with any necessary auditors consent (such request, a "20% Swap Disclosure Request" and such requested information is the "20% Swap Financial Disclosure"). Party B or the Depositor shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor's determination that led to the 20% Swap Disclosure Request.

       (e) Upon the occurrence of a 20% Swap Disclosure Request, Party A, at its own expense, shall (i) provide the Depositor with the 20% Swap Financial Disclosure, (ii) subject to Rating Agency Confirmation, secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to (A) provide the 20% Swap Financial Disclosure and (B) provide an indemnity to the Depositor, reasonably satisfactory to the Depositor, in relation to the 20% Swap Financial Disclosure, (iii) subject to Rating Agency Confirmation, obtain a guaranty of Party A's obligations under this Agreement from an affiliate of Party A that is able to provide the 20% Swap Financial Disclosure, such that disclosure provided in respect of the affiliate will, in the judgment of counsel to the Depositor, satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide 20% Swap Financial Disclosure or
              (iv) promptly post collateral satisfactory to the Depositor in an amount which is determined by the Depositor to be sufficient to reduce the aggregate "significance percentage" to, provided Party A is able to meet the requirements of paragraph (c) above, below 20%, pursuant to a Credit Support Annex or similar agreement reasonably satisfactory to the Depositor. Any such 20% Swap Financial Disclosure provided pursuant to this paragraph (e) shall be in a form suitable for conversion to the format required for filing by the Depositor with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System (EDGAR). If permitted by Regulation AB, any required 20% Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Securities Exchange Act.

12     Additional Termination Events

       The following Additional Termination Events will apply:

       (a)    a Ratings Event has occurred and Party A has not complied with
              Section 13 below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

       (b) If (A) the Depositor still has a reporting obligation with respect to this Transaction pursuant to Regulation AB and (B) Party A has not, within 30 days after receipt of a 10% Swap Disclosure Request complied with the provisions set forth in clauses (b) and (c) of Paragraph 11 above (provided that if the significance percentage is 10% or more and less than 19% when the 10% Swap Disclosure Request is made or reaches 10% after a 10% Swap Disclosure Request has been made to Party A, Party A must comply with the provisions set forth in clauses (b) and (c) of Paragraph 11 above within 5 days of Party A being informed of the significance percentage reaching 10% or more), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

       (c) If (A) the Depositor still has a reporting obligation with respect to this Transaction pursuant to Regulation AB and (B) Party A has not, within 30 days after receipt of a 20% Swap Disclosure Request complied with the provisions set forth in clauses (d) and (e) of Paragraph 11 above (provided that if the significance percentage is 20% or more when the 20% Swap Disclosure Request is made or reaches 20% after a 20% Swap Disclosure Request has been made to Party A, Party A must comply with the provisions set forth in clauses (d) and (e) of Paragraph 10 above within 5 days of Party A being informed of the significance percentage reaching 20% or more), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

       (d) Upon the irrevocable direction to dissolve or otherwise terminate the Trust or Supplemental Interest Trust following which all assets of the Trust and/or the Supplemental Interest Trust, as applicable, will be liquidated and proceeds of such liquidation will be distributed to certificateholders. Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding Section 6(b)(iv) of the Form Master Agreement, both Party A and Party B shall have the right to designate an Early Termination Date in respect of this Additional Termination Event.

       (e) The Pooling and Servicing Agreement is amended, supplemented or otherwise modified without the prior written consent of Party A, where such consent is required pursuant to the Pooling and Servicing Agreement and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

13     Ratings Event

       If a Ratings Event (as defined below) occurs with respect to Party A (or any applicable Credit Support Provider), then Party A shall within 30 days of such Ratings Event, at its own expense and subject to the Rating Agency Condition, (i) assign this Transaction to a third party that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation, which party is approved by Party B, which approval shall not be unreasonably withheld, (ii) obtain a guaranty of, or a contingent agreement of, another person with the Approval Rating Thresholds to honor Party A's obligations under this Agreement, provided that such other person is approved by Party B, such approval not to be unreasonably withheld, (iii) post collateral under agreements and other instruments which will be sufficient to restore the immediately prior ratings of the Certificates, or (iv) establish any other arrangement which will be sufficient to restore the immediately prior ratings of the Certificates. For avoidance of doubt, a downgrade of the ratings on the Certificates could occur in the event that Party A does not post sufficient collateral.

       Notwithstanding the foregoing, if a Further Ratings Event (as defined below) occurs with respect to Party A (or any applicable credit support provider), then Party A shall, within (10) days of such Further Ratings Event at its own expense and subject to the Rating Agency Condition (unless, within 10 days of such Further Ratings Event, S&P has reconfirmed the rating of the Certificates which was in effect immediately prior to such Further Ratings Event), (i) assign this Transaction hereunder to a third party that meets or exceeds, or as to which any applicable credit support provider of such third party meets or exceeds, the Approved Ratings Thresholds on terms substantially similar to this Confirmation or (ii) obtain a guaranty of Party A's obligations under this Transaction from a third party that meets or exceeds the Approved Ratings Threshold.

       For purposes of this Transaction, a "Ratings Event" shall occur with respect to Party A (or any applicable Credit Support Provider) if (a) either (i) if such entity only has a long-term rating by Moody's, its long-term senior unsecured and unsubordinated debt ceases to be rated at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on watch for downgrade or (ii) if such entity has both a long-term and a short-term rating by Moody's, its long-term senior unsecured and unsubordinated debt ceases to be rated at least "A1" by Moody's and its short-term unsecured and unsubordinated debt ceases to be rated at least "P-1" by Moody's and, in each case, is not on watch for downgrade by Moody's, (b) either (i) such entity's short-term unsecured and unsubordinated debt ceases to be rated at least "A-1" by S&P or (ii) if such entity does not have a short-term rating by S&P, its long-term unsecured and unsubordinated debt ceases to be rated at least "A+" by S&P and (c) a Short-Term Rating of at least "F1" by Fitch and a Long-Term Rating of at least "A" by Fitch, with such ratings being referred to herein as the "Approved Rating Thresholds," unless, within thirty (30) days hereafter, each of Moody's, S&P and Fitch has reconfirmed the ratings of the Certificates, as applicable, which was in effect immediately prior thereto.

       A "Further Ratings Event" shall occur with respect to Party A (or any applicable Credit Support Provider), if (x) its long-term unsecured and unsubordinated debt ceases to be rated at least "BBB-" by S&P or its short-term unsecured and unsubordinated debt ceases to be rated at least "A-3" by S&P (including in connection with a merger, consolidation or other similar transaction by Party A or any applicable Credit Support Provider) or (y) any of the Rating Agencies withdraws its rating of Party A (or any applicable Credit Support Provider).

       "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each Rating Agency shall have been given prior notice of that action and that each of the Rating Agencies shall have notified Party A and Party B in writing that such action will not result in a reduction, qualification or withdrawal of then-current rating of the Certificates that it maintains.

       "S&P" means Standard and Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

       "Moody's" means Moody's Investors Service, Inc.

       "Fitch" means Fitch Ratings.

14     Waiver of Right to Trial by Jury

       EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TRANSACTION.

15     Eligible Contract Participant

       Each party represents to the other party that it is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

16     Notice by Facsimile Transmission

       Section 12(a) is amended by adding in the third line thereof after the phrase "messaging system" and before the ")" the words ";provided, however, any such notice or other communication may be given by facsimile transmission (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine)".

17     Multibranch Party

       For purpose of Section 10(c) of the Form Master Agreement: (a) Party A is not a Multibranch Party; and (b) Party B is not a Multibranch Party.

18     Other provisions

       (f)    Addresses for notices. As set forth on page 1 hereof.

       (g) For the purpose of Section 13(c) of the Form Master Agreement: (i) Party A appoints as its Process Agent, not applicable; and (ii) Party B appoints as its Process Agent, not applicable.

       (h) Section 12(a)(ii) of the Form Master Agreement is deleted in its entirety.

       (i) Documents to be Delivered. For the purpose of Section 4(a) of the Form Master Agreement:

(i)    Tax forms, documents or certificates to be delivered are:


Party required to deliver                                Date by which to be
       document            Form/Document/Certificate         delivered

Party A and Party B        Any form or document         Promptly upon reasonable
                           required or reasonably       demand by the other
                           requested to allow the       party.
                           other party to make
                           payments under the
                           Agreement without any
                           deduction or withholding
                           for or on account of any
                           Tax, or with such
                           deduction or withholding
                           at a reduced rate.

(ii) Other documents to be delivered and covered by the Section 3(d) representation are:--


Party required                                                     Covered by
  to deliver                                    Date by which      Section 3(d)
   document      Form/Document/Certificate     to be delivered    Representation

Party A and      A certificate of an           Upon the execution      Yes
Party B          authorized officer of the     and delivery of
                 party, as to the              this Confirmation
                 incumbency and authority
                 of the respective
                 officers of the party
                 signing this Confirmation

Party B          The Pooling and Servicing     Within 15 days of       No
                 Agreement                     the execution and
                                               delivery of
                                               this Confirmation.


Party A and      Legal opinion[s] with         Upon the execution      No
Party B          respect to such party and     and delivery of
                 its Credit Support            this Confirmation
                 Provider, if any, for it,
                 reasonably satisfactory
                 in form and substance to
                 the other party relating
                 to the enforceability of
                 the party's obligation
                 under this Agreement.


(j)    Limitation of Liability

       It is expressly understood and agreed by the parties hereto that (a) this letter agreement is executed and delivered by the Securities Administrator, not individually or personally but solely as the Securities Administrator on behalf of the Supplemental Interest Trust, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein are made on the part of Party B and intended not as personal representations, undertakings and agreements by the Securities Administrator but are made and intended for the purpose of binding only Party B, (c) nothing herein contained shall be construed as creating any liability on the Securities Administrator, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this letter agreement and by any person claiming by, through or under such parties, and (d) under no circumstances shall the Securities Administrator be personally liable for the payment of any indebtedness or expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this letter agreement.

(k) This letter agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(l)    Reserved.

(m)    Proceedings

       Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Certificates, provided that nothing herein shall preclude, or be deemed to estop Party A from taking any action in any case or proceeding voluntarily filed or commenced by or on behalf of Party B or in any involuntary case or proceeding after it has been commenced.

(n)    Set-off

       Notwithstanding any provision of this Agreement (other than 2(c) and 6(e)) or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set-off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.

(o)    Section 1(c)

       For purposes of Section 1(c) of the Form Master
       Agreement, this Transaction shall be the sole
       Transaction under the Agreement.

(p)    Transfer and Amendment

       Subject to Part 13 herein, no transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless the Rating Agency Condition has been satisfied.

        [remainder of page intentionally left blank]

IXIS FINANCIAL PRODUCTS INC.


By:  /s/ William Dellal
     -------------------
     Name: William Dellal

     Title:  Managing Director



By:  /s/ Christopher Hayden
     ----------------------
     Name: Christopher Hayden

     Title: Managing Director



Confirmed as of the date above;


Wells Fargo Bank, N.A., not individually but solely as securities administrator under the Pooling and Servicing Agreement on behalf of the Supplemental Interest Trust with respect to Wells Fargo Home Equity Asset-Backed Certificates 2006-2


By  /s/ Jennifer L. Richardson
    --------------------------
    Name: Jennifer L. Richardson
    Title:  Assistant Vice President

                                  SCHEDULE A

                       Our Reference Numbers: 307156CF

         From and
Period   including    To but excluding    Notional Amount     Fixed Rate (%)
   1     6/25/2006       7/25/2006       $              -       0.0000
   2     7/25/2006       8/25/2006       $ 770,412,000.00       5.4400
   3     8/25/2006       9/25/2006       $ 746,915,000.00       5.5200
   4     9/25/2006       10/25/2006      $ 724,115,000.00       5.5300
   5     10/25/2006      11/25/2006      $ 701,994,000.00       5.5400
   6     11/25/2006      12/25/2006      $ 680,530,000.00       5.5600
   7     12/25/2006      1/25/2007       $ 659,705,000.00       5.5700
   8     1/25/2007       2/25/2007       $ 639,499,000.00       5.5400
   9     2/25/2007       3/25/2007       $ 619,894,000.00       5.5300
  10     3/25/2007       4/25/2007       $ 600,872,000.00       5.5200
  11     4/25/2007       5/25/2007       $ 582,418,000.00       5.5100
  12     5/25/2007       6/25/2007       $ 564,512,000.00       5.4900
  13     6/25/2007       7/25/2007       $ 547,139,000.00       5.4800
  14     7/25/2007       8/25/2007       $ 529,774,000.00       5.4800
  15     8/25/2007       9/25/2007       $ 508,459,000.00       5.4700
  16     9/25/2007       10/25/2007      $ 487,356,000.00       5.4700
  17     10/25/2007      11/25/2007      $ 466,503,000.00       5.4700
  18     11/25/2007      12/25/2007      $ 445,937,000.00       5.4700
  19     12/25/2007      1/25/2008       $ 425,692,000.00       5.4800
  20     1/25/2008       2/25/2008       $ 405,800,000.00       5.4600
  21     2/25/2008       3/25/2008       $ 386,292,000.00       5.4600
  22     3/25/2008       4/25/2008       $ 367,195,000.00       5.4700
  23     4/25/2008       5/25/2008       $ 348,535,000.00       5.4700
  24     5/25/2008       6/25/2008       $ 330,336,000.00       5.4700
  25     6/25/2008       7/25/2008       $ 267,622,000.00       5.4700
  26     7/25/2008       8/25/2008       $ 233,917,000.00       5.4800
  27     8/25/2008       9/25/2008       $ 204,457,000.00       5.4900
  28     9/25/2008       10/25/2008      $ 182,060,000.00       5.4900
  29     10/25/2008      11/25/2008      $ 164,598,000.00       5.5000
  30     11/25/2008      12/25/2008      $ 150,734,000.00       5.5100
  31     12/25/2008      1/25/2009       $ 139,582,000.00       5.5100
  32     1/25/2009       2/25/2009       $ 130,529,000.00       5.5200
  33     2/25/2009       3/25/2009       $ 123,140,000.00       5.5300
  34     3/25/2009       4/25/2009       $ 117,095,000.00       5.5300
  35     4/25/2009       5/25/2009       $ 111,346,000.00       5.5400
  36     5/25/2009       6/25/2009       $ 105,882,000.00       5.5500
  37     6/25/2009       7/25/2009       $ 100,685,000.00       5.5500
  38     7/25/2009       8/25/2009       $  95,743,000.00       5.5600
  39     8/25/2009       9/25/2009       $  91,043,000.00       5.5700
  40     9/25/2009       10/25/2009      $  86,574,000.00       5.5700
  41     10/25/2009      11/25/2009      $  82,324,000.00       5.5800
  42     11/25/2009      12/25/2009      $  78,282,000.00       5.5900
  43     12/25/2009      1/25/2010       $  74,438,000.00       5.6000
  44     1/25/2010       2/25/2010       $  70,782,000.00       5.6000
  45     2/25/2010       3/25/2010       $  67,307,000.00       5.6100
  46     3/25/2010       4/25/2010       $  64,001,000.00       5.6200
  47     4/25/2010       5/25/2010       $  60,857,000.00       5.6300
  48     5/25/2010       6/25/2010       $  57,868,000.00       5.6400
  49     6/25/2010       7/25/2010       $  55,025,000.00       5.6600
  50     7/25/2010       8/25/2010       $  52,321,000.00       5.6700
  51     8/25/2010       9/25/2010       $  49,750,000.00       5.6800
  52     9/25/2010       10/25/2010      $  47,306,000.00       5.6900
  53     10/25/2010      11/25/2010      $  44,981,000.00       5.6900
  54     11/25/2010      12/25/2010      $  42,771,000.00       5.7000
  55     12/25/2010      1/25/2011       $  40,668,000.00       5.7000
  56     1/25/2011       2/25/2011       $  38,669,000.00       5.7100
  57     2/25/2011       3/25/2011       $  36,768,000.00       5.7100
  58     3/25/2011       4/25/2011       $  34,959,000.00       5.7100
  59     4/25/2011       5/25/2011       $  33,239,000.00       5.7100
  60     5/25/2011       6/25/2011       $  31,598,000.00       5.7200